SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2004 (October 19, 2004)
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573–9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure

In accordance with SEC Release No. 33-8216, the information contained herein and in the accompanying exhibit is being furnished under Item 12, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 19, 2004, The Great Atlantic & Pacific Tea Company, Inc. issued a press release announcing its financial results for the fiscal 2004 second quarter and year to date results for the 12 and 28 weeks ended September 11, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles (“GAAP”), the press release presents non-GAAP financial measures for “EBITDA.” Management believes that the use of such non-GAAP financial measures enables the Company to convey a useful and informative financial picture to investors. The non-GAAP measure “EBITDA” reflects a measure that the Company believes is of interest to investors. As required by the Securities and Exchange Commission, the EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 1 of the release.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibits.

Exhibit 99.1	Press Release of The Great Atlantic & Pacific Tea Company, dated October 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY , INC .

By:	/s/ WILLIAM P. COSTANTINI

Name:	William P. Costantini
Title:	Senior Vice President, General Counsel & Secretary

Dated: October 19, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 19, 2004